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                                                                    EXHIBIT 99.5

                           LINKSOFT TECHNOLOGIES, INC.

                             STOCK OPTION AGREEMENT

        AGREEMENT dated as of the 31 day of January, 1998 between LinkSoft Technologies, Inc., a Connecticut corporation (the "Corporation"), and Elwin W. Hannock, III (the "Optionee").

        WHEREAS, the Corporation desires to grant the following option to the Optionee;

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

        1. Stock Option. Subject to the terms and conditions set forth in this Agreement, the Corporation hereby grants to the Optionee the option (the "Option") to purchase from the Corporation at any time on or before 5:00 p.m. Hartford, Connecticut time on December 31, 2007 (the "Expiration Time"), six hundred eight (608) shares of the Common Stock, no par value, of the Corporation at a price of $37.00 per share.

        2. Exercise Schedule. The Option shall become exercisable as to all of the shares covered by the Option on the date hereof. Subject to the provisions of this Agreement, all or any number of such shares may be purchased at any time or from time to time on or before the Expiration Time. The Option shall expire completely, however, to the extent that it is not exercised on or before the Expiration Time.

        3. Exercise and Payment. The Option granted hereby shall be exercised by the Optionee delivering to the Corporation, from time to time, during normal business hours, written notice which shall specify the number of shares the Optionee then desires to purchase pursuant to this Agreement. The notice shall be accompanied by payment for the shares to be purchased in the form of cash, check, bank draft or postal or express money order payable to the order of the Corporation in United States dollars.

        Following receipt of such notice and the required payment the Corporation (except as provided below) shall thereafter issue and deliver to the Optionee (or other person entitled to exercise the Option) promptly a certificate or certificates for such number of shares registered in the name of the Optionee or such other person entitled to exercise the Option, as the case may be, which certificate shall bear a legend making reference to the restrictions upon transfer of the shares set forth herein and to the fact that the shares have not been registered under the Securities Act of 1933, as amended (the "Act").

        4. Termination of Option. The Option hereby granted shall terminate and be of no force or effect upon the happening of the first to occur of the following events:


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                (a) The Expiration Time.

                (b) The expiration of twelve (I2) months after the date of the Optionee's death. During the twelve month period the executor or administrator of the Optionee's estate, or the Optionee's legatees or heirs, whichever may be entitled, shall have the right to exercise the Option if and to the extent that the Option might have been exercised by the Optionee at the date of death.

        5. Agreement to Join Stockholder's Agreement. It shall be a condition precedent to the exercise of the Option that the Optionee agree to join and become a party to that certain Amended and Restated Stockholders Agreement dated as of September 4, 1997, among the Corporation and the shareholders of the Corporation, as the same may be amended from time to time, as a "Management Stockholder" under such agreement, a copy of which has been delivered to the Optionee with this Agreement.

        6. Investment Representation. Optionee represents and warrants to the Corporation that in the event he exercises the Option to purchase all or any part of the number of shares with respect to which the right to purchase is hereby granted, he will be acquiring the shares for his own account for investment and not with a view towards dividing his participation with others or with a view towards, or for resale in connection with, any "distribution" (as that term in used in the Act and the Rules and Regulations of the Securities and Exchange Commission thereunder). Optionee agrees that he will not so divide the shares and will not offer, sell, pledge, assign, or otherwise transfer or dispose of any shares in the absence of an effective registration statement under the Act covering such disposition or an opinion of the Corporation's counsel to the effect that registration under the Act is not required in respect of such transfer or disposition.

        7. Nontransferability. The Option granted hereby shall not be assignable or transferable by the Optionee except by will or under the laws of descent and distribution, and during the life of the Optionee the Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No assignment or transfer of the Option, or the rights represented hereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or under the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to so assign or transfer the Option the same shall terminate and be of no force or effect.

        8. Exercise Upon Merger or Consolidation, Etc. In the event that the Corporation proposes to enter into a consolidation or merger, or to sell, assign, transfer, convey or otherwise dispose of all or substantially all of the business and assets of the Corporation, the Corporation shall have the right, at its option, to give the Optionee not less than ten days written notice of the proposed transaction affecting the Corporation such notice to state that (i) it is given to cause this Option to be exercised or terminated, (ii) the Optionee may exercise during a ten-day period after the sending of such notice any part or all of this Option not previously exercised, and (iii) all of this Option not exercised


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within such ten-day period shall be canceled. Any such notice so given shall be effective to cancel this Option at the expiration of such ten-day period notwithstanding any other provisions of this Agreement. In addition to the foregoing, the Corporation shall have the right to provide that this Option may be assumed, or equivalent options substituted, by the acquiring or successor corporation (or an affiliate thereof).

        9. Rights as Shareholder. The Optionee shall not have any rights as a shareholder with respect to any shares covered by the Option until the date of issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        10. Securities and Other Laws. Notwithstanding any other provisions of this Agreement, in any case where in the opinion of the Board of Directors of the Corporation the issuance and delivery of shares upon the exercise of the Option would violate requirements of Federal or state securities or other laws, or rules or regulations thereunder, the Corporation shall be entitled to postpone such issuance and delivery until such requirements have been complied with.

        11. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where provision should logically be constructed to apply to the guardian or legal representative of the Optionee or the executor or administrator or legatees or heirs to whom the Option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person or persons.

        12. Adjustment in Number of Shares and Option Price. Subject to the provisions of Section 8, in the event that there are any changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, combinations of shares, recapitalizations, reorganizations, mergers (whether or not the Corporation is the surviving corporation), consolidations, combinations, or exchanges of shares or the like, the number of shares subject to the Option and the option price shall be appropriately adjusted by the Board of Directors of the Corporation, if necessary, to reflect equitably such change or changes. The determination of such Board of Directors shall be conclusive.

        13. Decisions by the Board of Directors of the Corporation. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to this Agreement shall be determined by the Board of Directors of the Corporation under or pursuant to this Agreement and any interpretation by the Board of Directors of the terms of this Agreement shall be final, binding and conclusive on all persons affected thereby.

        14. Reservation of Option Shares. The Corporation shall at all times during the term of this Agreement reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Agreement.

        15. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally or by


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mail, postage prepaid addressed as follows: to the Corporation (Attention of the
President), 213 Court Street, Middletown, Connecticut 06457, or at such other address as the Corporation by notice to the Optionee may designate in writing from time to time and to the Optionee at the Optionee's address as shown below or at such other address as the Optionee, by notice to the Corporation may designate in writing from time to time.

        16. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes all previous and contemporaneous written or oral negotiations, commitments, understandings and agreements relating to the grant to Optionee by the Corporation of options to purchase shares of Common Stock of the Corporation

        17. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

        18. Binding Agreement. This Agreement is intended to take effect and be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns as a sealed instrument.


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        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the day and year first above written.

                                            LINKSOFT TECHNOLOGIES, INC.

                                            By:
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                                            Title: CEO

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